                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

         Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                                January 31, 2003
                                 Date of Report
                        (Date of Earliest Event Reported)

                                 TELKONET, INC.
                 (formerly known as Comstock Coal Company, Inc.)
             (Exact Name of Registrant as Specified in its Charter)

                               902-A Commerce Road
                            Annapolis, Maryland 21401
                    (Address of principal executive offices)

                                  410/897-5900
                          Registrant's telephone number

        Utah                                             87-0627421
(State of Incorporation)                    (IRS Employer Identification No.)

ITEM 6.     RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

The following press release was issued to announce the resignations and appointments of certain Directors and officers of the company.

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                                 Telkonet Names
                             WARREN V. "Pete" MUSSER
                              Chairman of the Board


For Immediate Release:
Contact: Telkonet, Inc.                              Hayden Communications, Inc.
Stephen Sadle, Chief Operating Officer               Matthew Hayden
410-897-5900                                         843-272-4653
ssadle@telkonet.com                                  matt@haydenir.com

Annapolis, MD-January 30, 2003 - Telkonet, Inc. (OTCBB: TLKO) The leader in Commercial Powerline Communications, today announced that the Board of Directors unanimously elected Warren V. "Pete" Musser as Chairman of Board. Mr. Musser is the Managing Director of The Musser Group and Chairman Emeritus of Safeguard Scientifics, Inc.-(NYSE:SFE) Mr. Musser's distinguished affiliations also include:

Director - CompuCom Systems, Inc.- (NASDAQ:CMPC)
Director - Internet Capital Group, Inc.- (NASDAQ:ICGE)
Vice Chairman & Director - Nutri/System, Inc.- (OTCBB: THIN)
Vice Chairman & Director - Eastern Technology Council
Chairman & Director - Economics PA
VP/Development Cradle of Liberty Council, Boy Scouts of America

Mr. Pickett stated, " We are thrilled with the opportunity to have Pete Musser become our pro-active Chairman of the Board. Pete's vast understanding and long term relationships in the technology community should only enhance our ability to penetrate the market opportunities available to us".

Mr. Musser stated, "Today the market is hungry for products that work! I am very confident that Telkonet is poised to dominate the commercial Powerline Communications Market. There is strong demand right now for high-speed Internet access in the Hospitality and Multi- Dwelling markets and the Telkonet solution is fast and easy to install at a price that is very compelling."

Telkonet's PlugFast Terminal can be used as a stand-alone solution within a residence, or it may be used in conjunction with a PlugFast Gateway as a part of Telkonet's solution for the commercial market. The core focus is High-Speed Internet distribution over the electrical power lines for the commercial and multi-dwelling residential markets. The Company has designed a suite of products to address the needs of office buildings, hotels, schools, shopping malls, and commercial buildings.

Telkonet's products provide connectivity over the existing electrical wiring and do not require the costly installation of additional wiring, or major disruption of business activity. In many situations the Telkonet system can be implemented more quickly and less expensively than adding dedicated wiring or installing a wireless system.

The Telkonet PlugFast family of Internet access products offers a viable and cost effective alternative to the challenges of hardwiring and wireless LANs. This solution set is comprised of two products, the PlugFast Gateway and the PlugFast Terminal. The Telkonet PlugFast Gateway and Terminal are aimed at applications such as apartments, hotels and motels, and the SME market.

Statements included in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve a number of risks and uncertainties such as competitive factors, technological development, market demand and the Company's ability to obtain new contracts and accurately estimate net revenues due to variability in size, scope and duration of projects, and internal issues in the sponsoring client. Further information on potential factors that could affect the Company's financial results, can be found in the Company's Registration Statement and in its Reports on Forms 8-K filed with the Securities and Exchange Commission
(SEC).

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